EXHIBIT 8


                                  LAW OFFICES
         CHRISTENSEN, MILLER, FINK, JACOBS, GLASER, WEIL & SHAPIRO, LLP
                            2121 AVENUE OF THE STARS
                                EIGHTEENTH FLOOR
                       LOS ANGELES, CALIFORNIA 90067-5010
                                 (310) 553-3000
                               FAX (310) 556-2920

DIRECT DIAL NUMBER


                                 June 21, 1999

Rally's Hamburgers, Inc.
14255 49th Street North
Building I
Clearwater, FL 33762

Checkers Drive-In Restaurants, Inc.
14255 49th Street North
Building I
Clearwater, FL 33762

     RE: MERGER OF RALLY'S HAMBURGERS, INC. WITH AND INTO CHECKERS DRIVE-IN RESTAURANTS, INC./REGISTRATION STATEMENT ON FORM S-4

Dear Sirs:

     We have acted as counsel for Rally's Hamburgers, Inc. and Checkers Drive-In Restaurants, Inc. in connection with the above-referenced registration statement. We have reviewed the discussions set forth under the captions "The Merger - Certain Federal Income Tax Consequences," "Reverse Stock Split - Certain Federal Income Tax Consequences of the Reverse Split" and "Approval of Employee Stock Purchase Plan - Tax Consequences" (collectively, the "Discussions") in the Joint Proxy Statement/Prospectus ("Prospectus") that is part of the Registration Statement on Form S-4 ("Registration Statement") filed by Checkers Drive-In Restaurants, Inc. with the Securities and Exchange Commission. Capitalized terms used herein but not defined have the same meanings as provided in the Prospectus.

     We hereby adopt and incorporate the Discussions as our opinion.

     We hereby consent to the use of our name in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement. The issuance of such a consent does not concede that we are an "expert" for purposes of the Securities Act of 1933.

                                Very truly yours,

         CHRISTENSEN, MILLER, FINK, JACOBS, GLASER, WEIL & SHAPIRO, LLP